Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Holdings Delivers Record Quarterly Revenue of $30.0 Million for the Second Quarter 2020, up 86%

Six Month Period Ended June 30, 2020 Revenue Totals $58.2 Million, up 90.2%;

Distribution Expansion and Robust Demand Continue to Drive Momentum

Boca Raton, FL (August 6, 2020) – (Nasdaq: CELH) Celsius Holdings Inc., maker of the leading global fitness drink, CELSIUS®, today reported financial results for the three and six month periods ended June 30, 2020.

2020 Second Quarter Financial Highlights:

●	Record revenue of $30.0 million, up 86.3% from $16.1 million in the year ago quarter
‒	Domestic revenue increased 44.4% to $20.8 million, up from $14.4 million in the year ago quarter
‒	International revenue increased 441.2% to $9.2 million, up from $1.7 million in the year ago quarter
●	Gross profit of $13.0 million, up 88.4% from $6.9 million in the year ago quarter
●	Net income of $1.6 million compared to a net loss of $(1.5) million in the year ago quarter
●	Non-GAAP Adjusted EBITDA* was $2.6 million compared to $(15,000) in the year ago quarter

2020 Year-to-Date Financial Highlights:

●	Revenue of $58.2 million, up 90.2% from $30.6 million in the year ago period
‒	Domestic revenue increased 55.8% to $40.2 million, up from $25.8 million in the year ago period
‒	International revenue increased 275.0% to $18.0 million, up from $4.8 million in the year ago period
●	Gross profit of $26.0 million, up 106.4% from $12.6 million in the year ago period
●	Net income of $2.1 million compared to $10.2 million, inclusive of $12.1 million gain related to the recognition of a note receivable from the company’s Chinese licensee in connection with the change in business model in China, in the year ago period
●	Non-GAAP Adjusted EBITDA* was $5.4 million compared to $863,000 in the year ago period

*	The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), but believes that disclosure of adjusted EBITDA, a non-GAAP financial measure, may provide users with additional insights into operating performance.

Other Highlights:

●	Secured additional distribution agreements with partners in the Anheuser-Busch InBev, PepsiCo, Keurig Dr. Pepper and MillerCoors networks; National distribution network now includes more than 135 regional direct store delivery (DSD) partners
●	Launched newest flavor, Peach Vibe, a refreshing exotic summer flavor. Upon launch Peach Vibe was ranked as the #1 new release in the Energy Drink Category on Amazon.
●	CELSIUS® distribution in the United States exceeds 74,000 retail locations nationally
●	Trend forward functional energy brand has gained momentum as CELSIUS® is growing faster than the category, at a reported 46.5%, year to date (Last 52 Weeks Ending 7.12.20 Shelf Stable Functional Beverage, SPINSscan Conventional Markets: Total US – CONVENIENCE)

Subsequent to Quarter End:

●	Added Board member Ms. Caroline Levy, a consumer industry analyst with more than 30 years of experience and brings a long-term, global perspective of the beverage industry, capital markets expertise and an extensive network of industry and investor relationships.

“Our strong momentum continued in the second quarter as we reached another quarterly sales record with revenue of $30 million all while continuing to invest in the business to support increased volumes and extend our runway for future growth while delivering net income of $1.6 million,” said John Fieldly, President and Chief Executive Officer. “We significantly expanded our DSD distribution network, focusing on completing regional zones which facilitates our national retail chain customers transitioning to DSD distribution in those areas. Our DSD network is now comprised of more than 135 regional DSD partners and has been growing at an accelerated pace, partly due to recent distribution changes in the energy drink category. Demand remains strong, and our brand continues to perform exceedingly well, significantly outpacing the growth of our peers across an expansive number of industry channels.”

Fieldly concluded, “Market trends and strong consumer demand for ‘better-for-you’ functional beverages combined with our ability to scale rapidly, position us for continued success. Notwithstanding the foregoing, the uncertainties resulting from Covid-19 pandemic may have unforeseen or unexpected impacts on results of operations. Our strategy of positioning Celsius as a global leader for health-minded consumers remains our top priority.”

Second Quarter Ended June 30, 2020 Compared to Second Quarter Ended June 30, 2019

Revenue

For the three months ended June 30, 2020, revenue was $30.0 million, an increase of $13.9 million or 86.3% compared to $16.1 million for same period in the prior year. The increase was primarily due to continued strong growth of 44% in North American revenues, reflecting double digit growth from both existing accounts and new distribution expansion and expansion at world class retailers, and a 595% increase in European revenue. These increases were partially offset by a 14% decline in revenue from Asian markets mainly as a result of currency devaluations and the impact of the health crisis in these markets. The total increase in revenues reflected additional sales volume, as opposed to increases in product pricing.

The following table sets forth revenue by geography and changes therein for the three-and six-month periods ended June 30, 2020 and 2019:

	Three months ended June 30,			Six months ended June 30,
Revenue Source	2020	2019	% Change	2020	2019	% Change
Total Revenue	$30,037,227	$16,121,929	86%	$58,222,116	$30,607,579	90%

North America	$20,833,191	$14,443,975	44%	$40,192,360	$25,841,837	56%

Europe	$8,771,228	$1,261,313	595%	$17,272,080	$4,260,976	305%

Asia	$326,092	$381,281	(14%)	$594,384	$434,045	37%

Other	$106,716	$35,360	202%	$163,292	$70,721	131%

Gross profit

For the three months ended June 30, 2020, gross profit increased by $6.1 million, or 88.4%, to $13.0 million, from $6.9 million for the same quarter in 2019. Gross profit margin for the three months ended June 30, 2020 was 43.3%, which compares favorably to 42.6% for the 2019 quarter. The increase in gross profit dollars is mainly related to increases in sales volume, as opposed to increases in product pricing.

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Sales and marketing expenses

Selling and marketing expenses for the three months ended June 30, 2020 were $7.8 million, an increase of $2.2 million, or 39.3%, from $5.6 million in the same quarter in 2019. This reflects the impact of the consolidation of the operating results of Func Food following its October 2019 acquisition by the Company, investment in human resources to continue to properly service our markets, increased support to distributors and investments in trade activities in support of increased business volume.

General and administrative expenses

General and administrative expenses for the three months ended June 30, 2020 were $3.6 million, an increase of $1.2 million, or 50.0%, from $2.4 million for the three months ended June 30, 2019. This increase reflects the impact of the consolidation of Func Food’s operations and investments in human resources to support higher sales volumes, as well as increases in administrative expenses related to higher business volume.

Other income / expense

Total net other income/expenses for the three months ended on June 30, 2020 were $67,100 of income, which compares favorably to $344,641 of expenses for the same period in the prior year. Current year results reflect favorable impact related to currency fluctuations which were partially offset by incremental financial expenses and amortization of intangibles and financial instruments. Specifically, the results for the 2020 second quarter include, foreign exchange gains of $318,000, gain on lease cancellations of $152,000 which were partially offset by amortization expenses of $403,000, interest expense on bonds payable and financial lease obligations of $145,000 and a favorable net impact of $11,000 related to all other items.

Net Income (Loss)

As a result of the above, for the three months ended June 30, 2020, net income was $1.6 million or $0.02 per share based on a weighted average of 69,396,377 shares outstanding and dilutive earnings per share of $0.02 based on a fully-dilutive weighted average of 71,473,065 shares outstanding, which includes the dilutive impact of outstanding stock options to purchase 2,076,688 shares. In comparison, for the three months ended June 30, 2019, the Company had net loss of approximately $1,473,295 million or a loss of $0.03 per share, based on a weighted average of 57,336,117 shares outstanding and a dilutive loss per share of $0.03 based on a fully-dilutive weighted average of 57,336,117 shares outstanding.

Six Months ended June 30, 2020 compared to Six Months ended June 30, 2019

Revenue

For the six months ended June 30, 2020, revenue was $58.2 million, an increase of $27.6 million, or 90.2%, up from $30.6 million for the six months ending June 30, 2019. The increase was attributable in large part to continued strong growth of 55.8% in North American revenues, reflecting double digit growth in both existing accounts and new distribution expansion. European revenue, which increased 305% to $17.3 million, reflects the full financial impact of consolidation of the results of operations of the Company’s European distribution partner, Func Food. The total increase in revenue was primarily attributable to an increase in sales volume, as opposed to increases in product pricing. Asian markets reflected an increase of 37% and all other international markets also reflected an increase of 131% for the six months ended June 30, 2020. The total increase in revenues reflected additional sales volume, as opposed to increases in product pricing.

Gross profit

For the six months ended June 30, 2020, gross profit increased by $13.4 million, or 106.4%, to $26.0 million compared to $12.6 million for the six months ended June 30, 2019. Gross profit margin increased by 360 basis points to 44.7% for the six months ended June 30, 2020 compared to 41.1% for the six months ended June 30, 2019. The increase in gross profit dollars is mainly related to an increase in sales volume, as opposed to increases in product pricing.

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Sales and marketing expenses

Sales and marketing expenses for the six months ended June 30, 2020 were $15.4 million, an increase of $6.2 million, or 67.4%, from $9.2 million in the same period in 2019. This increase was primarily driven by the impact of the consolidation of the operating results of Func Food following its October 2019 acquisition by the Company and includes an increase in marketing expenses of $2.5 million, an increase in employee costs of $2.7 million and an increase in support for distributors, investments in trade activities and storage and distribution costs of $1.0 million, in aggregate, to support higher sales volumes.

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2020 were $7.9 million, an increase of $2.8 million, or 54.9%, up from $5.1 million for the six months ended June 30, 2019. This increase similarly reflects the impact of the consolidation of Func Food’s operations in the current period and investments in human resources to properly support higher sales volumes, as well as increases in administrative expenses which are related to higher business volumes.

Other income / expense

Total other expense was $635,000 for the six months ended June 30, 2020 compared to total other income of $11.8 million for the same period in 2019. The decrease is primarily due to the recognition of a note receivable in the year ago period from the company’s Chinese licensee, who, in connection with the change in the China business model, agreed to repay the market investments Celsius has made into China, over a five-year period, under an unsecured, interest-bearing promissory note.

Net income

As a result of the above, for the six months ended June 30, 2020, Celsius had net income of $2.1 million, or $0.03 per diluted share based on a weighted average of 71,073,534 diluted shares outstanding. In comparison, for the six months ended June 30, 2019 the company had net income of $10.2 million, or $0.17 per diluted share based on a weighted average of 61,817,621 diluted shares outstanding.

Liquidity and Capital Resources

As of June 30, 2020, the company had cash of $20.1 million compared to $23.1 million as of December 31, 2019. The company had working capital of $31.8 million as of June 30, 2020 compared to $24.8 million as of December 31, 2019.

Cash used in operations during the six months ended June 30, 2020 totaled $4.2 million, reflecting investments in inventory, pre-payments and deposits and an increase in accounts receivable due to higher sales.

Conference Call

Management will host a conference call today, Thursday, August 6, 2020 at 10:00 a.m. ET to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

Participant Dial-In Numbers:

Toll Free: 1-800-582-0984

Toll/International: 1-212-231-2918

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An audio replay of the call will be available on the Company's website at https://www.celsiusholdingsinc.com/press-releases/

Disclosures can be found on the Company's online disclosure portal at: https://www.celsiusholdingsinc.com/sec-filings/.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick's Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

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Celsius Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30, 2020 (Unaudited)	December 31, 2019 (1)
ASSETS

Current assets:
Cash	$20,110,815	$23,090,682
Accounts receivable-net	12,221,985	7,774,618
Note receivable-current	1,742,841	1,181,116
Inventories-net	23,512,418	15,292,349
Prepaid expenses and other current assets	4,312,554	4,170,136
Total current assets	61,900,613	51,508,901

Notes Receivable	8,714,205	10,630,040
Property and equipment-net	398,315	132,889
Right of use assets	524,150	809,466
Long term security deposits	53,523	104,134
Intangibles	16,888,970	17,173,000
Goodwill	10,419,321	10,023,806
Total Assets	$98,899,097	$90,382,236

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$20,149,301	$17,292,647
Lease liability obligation	411,946	649,074
Bonds payable-net	8,953,266	8,634,279
Other current liabilities	561,617	107,399
Total current liabilities	30,076,130	26,683,399

Long-term liabilities:
Lease liability obligation	203,101	239,848
Total Liabilities	30,279,231	26,923,247

Commitments and contingences

Stockholders’ Equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 69,562,501 and 68,941,311 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	69,563	68,942
Additional paid-in capital	130,832,040	127,552,998
Accumulated other comprehensive loss	(976,691)	(753,520)
Accumulated deficit	(61,305,046)	(63,409,431)
Total Stockholders’ Equity	68,619,866	63,458,989
Total Liabilities and Stockholders’ Equity	$98,899,097	$90,382,236

(1)	Derived from Audited Consolidated Financial Statements

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Celsius Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenue (note 3)	$30,037,227	$16,121,929	$58,222,116	$30,607,579
Cost of revenue (note 2)	17,024,412	9,255,898	32,207,118	18,020,490
Gross profit	13,012,815	6,866,031	26,014,998	12,587,089

Selling and marketing expenses	7,866,871	5,561,939	15,372,918	9,162,942
General and administrative expenses	3,654,718	2,432,746	7,902,571	5,054,848
Total operating expenses	11,521,589	7,994,685	23,275,489	14,217,790

Income/(loss) from operations	1,491,226	(1,128,654)	2,739,509	(1,630,701)

Other Income (Expense):
Interest income on note receivable (note 6)	92,485	95,377	190,019	191,770
Interest on notes	-	(122,714)	-	(243,108)
Interest expense on bonds	(111,419)	-	(247,437)	-
Interest on other obligations	(9,981)	(4,017)	(9,981)	(8,648)
Amortization of discount on notes payable	-	(92,883)	-	(178,823)
Amortization of discount on bonds payable	(161,382)	-	(327,451)	-
Amortization of intangibles	(140,502)	-	(284,030)	-
Amortization of financial leases	(102,399)	-	(239,564)	-
Other miscellaneous income	29,863	-	35,203	-
Gain on lease cancellations	152,112	-	152,112	-
Realized foreign exchange (loss)	197,028	-	119,105	-
Gain/(loss) on investment repayment-China (Note Receivable Note 6)	121,303	(220,404)	(23,100)	12,052,809
Total other income (expense)	67,108	(344,641)	(635,124)	11,814,000

Net Income/(Loss)	1,558,334	(1,473,295)	2,104,385	10,183,299

Other comprehensive loss:
Unrealized foreign currency translation losses	(108,681)	(277,157)	(223,171)	(16,490)
Comprehensive Income/(loss)	1,449,653	(1,750,452)	1,881,214	10,166,809

Income (Loss) per share:
Basic	$0.02	$(0.03)	$0.03	$0.18
Diluted	$0.02	$(0.03)	$0.03	$0.17
Weighted average shares outstanding:
Basic	69,396,377	57,336,117	69,444,655	57,267,622
Diluted [1]	71,473,065	57,336,117	71,073,534	61,817,621

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Celsius Holdings, Inc.

Reconciliation of Non-GAAP Financial Measure

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss) available to common stockholders (GAAP measure)	$1,558,334	$(1,473,295)	$2,104,385	$10,183,299
Add back:
Depreciation and amortization expense	329,695	110,953	901,396	218,296
Net interest expense	28,915	31,354	67,399	59,986
Stock-based compensation	1,174,999	1,095,792	2,574,999	2,454,295
Other Non-Operational (Gains)/Losses-Net	(379,002)	-	(306,419)	-
(Gain)/Loss on Note Receivable	(121,303)	220,403	23,100	(12,052,809)
Non-GAAP Adjusted EBITDA	$2,591,638	($14,793)	$5,364,860	$863,067

*	The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), but believe that disclosure of adjusted EBITDA, a non-GAAP financial measure, may provide users with additional insights into operating performance.

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